Exhibit 99.1

TIER

TIER REIT

SUPPLEMENTAL OPERATING
& FINANCIAL DATA

3Q17

office brought to life

Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2017

About the Company

TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. TIER REIT’s vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.
As of September 30, 2017, we owned interests in 20 operating office properties with approximately 7.4 million rentable square feet, one non-operating property with approximately 331,000 rentable square feet, and two development properties that will consist of approximately 669,000 rentable square feet. As of September 30, 2017, our properties are located in eight markets throughout the United States.

Board of Directors	Executive Officers and Senior Management
Richard I. Gilchrist	Scott W. Fordham
Chairman of the Board and Independent Director	Chief Executive Officer, President, and Director

Scott W. Fordham	Dallas E. Lucas
Chief Executive Officer, President, and Director	Chief Financial Officer and Treasurer

R. Kent Griffin, Jr.	William J. Reister
Independent Director	Chief Investment Officer and Executive Vice President

Thomas M. Herzog	Telisa Webb Schelin
Independent Director	Chief Legal Officer, Executive Vice President, and Secretary

Dennis J. Martin	James E. Sharp
Independent Director	Executive Vice President - Capital Markets

Gregory J. Whyte	R. Heath Johnson
Independent Director	Managing Director - Asset Management

Dean R. Hook
Senior Vice President - Information Technology and Property Management

Company Information
Corporate Headquarters	Website	Trading Information	Investor inquiries should be directed to:
5950 Sherry Lane, Suite 700	www.tierreit.com	Trading Symbol: TIER	Scott A. McLaughlin
Dallas, Texas 75225		New York Stock Exchange	Senior Vice President - Investor Relations
at 972.483.2400 or
ir@tierreit.com

Research Coverage
BMO Capital	Janney Montgomery Scott LLC	JMP Securities	J.P. Morgan Securities
John Kim	Robert Stevenson	Mitch Germain	Anthony Paolone
212.885.4115	646.840.3217	212.906.3546	212.622.6682

Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2017
Table of Contents

Overview and Highlights
Overview	1
Financial Highlights	2-3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Calculations of FFO and Additional Information	6
Calculations of EBITDA	7
Unconsolidated Entities Financial Summary	8
Same Store Analysis	9
Schedule of Properties Owned	10
Portfolio Analysis	11
Components of Net Asset Value	12
Significant Tenants	13
Industry Diversification	14

Leasing
Leasing Activity	15-16
Lease Expirations	17-18
Occupancy Trends	19

Capital Expenditures
Leasing Cost Summary	20
Development, Leasing, and Capital Expenditures Summary	21

Other Information
Potential Future Development Sites	22
Summary of Development Activity	23
Properties Under Development	24-25
Acquisition and Disposition Activities	26
Summary of Financing	27
Principal Payments by Year	28
Definitions of Non-GAAP Financial Measures	29-30

Forward-Looking Statements
This supplemental operating and financial data report contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT, Inc. that are based on current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Statements contained herein may be impacted by a number of risks and uncertainties, including the company’s ability to rent space on favorable terms, its ability to address debt maturities and fund its capital requirements, its intentions to acquire or sell certain properties, its intentions with respect to development activity, the value of its assets, its anticipated capital expenditures, and other matters. Words such as “may,” "will," “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “opportunities,” “goals,” “vision,” “mission,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this document, as well as other factors described in the Risk Factors section of TIER REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Overview
For the Quarter Ended September 30, 2017

Property Results

•	Occupancy at September 30, 2017, was 88.3%, a decrease of 20 basis points from June 30, 2017.

•	595,000 square feet leased - 515,000 square feet of renewals and 80,000 square feet of new leasing.

•
During the third quarter of 2017, One & Two Eldridge Place and Three Eldridge Place (collectively known as the “Eldridge Properties”), located in Houston, Texas, experienced flood-related damage as a result of Hurricane Harvey and its aftermath. Rent abatements of approximately $1.9 million were provided to tenants at the Eldridge Properties during the third quarter of 2017 because the properties were inaccessible for a portion of the quarter. We expect these losses to be recovered from insurance proceeds in subsequent quarters.

Real Estate Activity

•	Domain 8, a property in which we own a 50.0% interest, became fully operational during the third quarter of 2017. Domain 8 is located in Austin, Texas, and contains 291,000 rentable square feet.

•	Domain 11, our development property located in Austin, Texas, broke ground during the third quarter of 2017. Domain 11 is expected to contain 324,000 rentable square feet when completed in late 2018.

•	During the third quarter of 2017, 67% of our Third+Shoal property was leased to Facebook, Inc. Third+Shoal is a development property in which we own a 47.5% interest.

•
During the third quarter of 2017, Bank of America commenced a 21-month lease extension for 295,000 square feet that expires on December 31, 2020 at our Bank of America Plaza property located in Charlotte, North Carolina.

Capital Markets Activity

•	On August 2, 2017, our board of directors authorized a distribution of $0.18 per share of common stock for the third quarter of 2017, which was paid on September 29, 2017.

Subsequent Events

•
On October 27, 2017, a construction loan secured by Third+Shoal was entered into with available borrowings of up to $103.8 million (at 100%). The loan is scheduled to mature in October 2021, with two one-year extension options, subject to certain conditions and an extension fee, and has a stated variable annual interest rate that as of October 27, 2017, was 4.74%.

•	On November 3, 2017, our board of directors authorized a distribution of $0.18 per share of common stock for the fourth quarter of 2017, which will be paid on December 29, 2017.

Supplemental Operating and Financial Data	3Q’17 Page 1

Financial Highlights
(in thousands, except per share data, effective rent data, percentages, and number of properties)

	30-Sep-17	30-Sep-16	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Portfolio Summary:
Total operating office properties	20	30	20	19	25	29	30
Rentable square feet (100%) (operating properties)	7,405	10,155	7,405	7,114	7,908	10,104	10,155
Rentable square feet (own %) (operating properties)	7,260	9,039	7,260	7,114	7,517	8,988	9,039
Occupancy %	88.3%	89.8%	88.3%	88.5%	90.2%	90.7%	89.8%
Executed % SF leased	89.0%	90.2%	89.0%	89.1%	90.9%	91.0%	90.2%
Economic % SF leased	82.4%	85.6%	82.4%	80.3%	83.2%	87.1%	85.6%
Average effective rent/square foot	$29.58	$26.73	$29.58	$29.12	$28.49	$27.19	$26.73

	Nine Months Ended		Three Months Ended
	30-Sep-17	30-Sep-16	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Financial Results:
Revenue	$161,835	$188,743	$50,920	$54,552	$56,363	$54,075	$55,998
Property related expenses	(41,790)	(56,605)	(13,170)	(13,930)	(14,690)	(15,998)	(16,315)
Real estate taxes	(25,752)	(28,843)	(8,439)	(8,753)	(8,560)	(7,454)	(8,350)
Property management fees	(181)	(720)	(49)	(72)	(60)	(197)	(210)
NOI	$94,112	$102,575	$29,262	$31,797	$33,053	$30,426	$31,123
Base rent	$116,002	$134,879	$36,002	$38,629	$41,371	$40,887	$42,393
Free rent	$(8,040)	$(7,367)	$(2,288)	$(3,022)	$(2,730)	$(2,204)	$(1,975)
Net income (loss) attributable to common stockholders	$94,161	$(23,084)	$(8,041)	$4,031	$98,171	$(6,333)	$(1,025)
Diluted income (loss) per common share (1)	$1.95	$(0.49)	$(0.17)	$0.08	$2.04	$(0.13)	$(0.02)
FFO attributable to common stockholders	$52,918	$57,615	$15,885	$18,735	$18,298	$18,917	$19,239
Diluted FFO per common share	$1.10	$1.21	$0.33	$0.39	$0.38	$0.40	$0.40
FFO attributable to common stockholders, excluding certain items	$55,748	$60,365	$16,508	$19,766	$19,474	$19,086	$18,324
Diluted FFO, excluding certain items, per common share	$1.16	$1.26	$0.34	$0.41	$0.41	$0.40	$0.38
Normalized EBITDA	$81,868	$97,007	$26,182	$27,558	$28,128	$29,099	$30,036

Weighted average common shares outstanding - basic	47,532	47,403	47,550	47,536	47,511	47,414	47,413
Weighted average common shares outstanding - diluted	47,956	47,796	48,160	47,875	47,806	47,888	47,846

Selected Additional Trend Information:
Renewal % based on square feet	73%	54%	83%	53%	78%	82%	41%
Distributions declared on common shares	$25,829	$25,783	$8,612	$8,611	$8,606	$8,594	$8,595
Annualized distribution yield (2)	3.7%	4.7%	3.7%	3.9%	4.1%	4.1%	4.7%
_______________________________
(1) In periods of net loss from continuing operations there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.
(2) Based on the closing price of our common stock as of the last day of the associated period.
Notes:
Occupancy % represents the total square footage subject to commenced leases as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Executed % SF leased represents the total square footage subject to commenced leases plus the square footage for currently vacant space that is subject to executed leases that have not commenced as of the reporting date as a percentage of the total rentable square feet (at our ownership interest).
Economic % SF leased represents the total square footage subject to commenced leases as of the reporting date adjusted to exclude the square footage associated with leases receiving rental abatements as a percentage of the total rentable square feet (at our ownership interest).
Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.
This section includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Quantitative reconciliations of the differences between the non-GAAP financial measures presented and the most directly comparable GAAP financial measures are shown on pages 6-7. A description of the non-GAAP financial measures we present and a statement of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company’s financial condition and results of operations can be found on pages 29-30.

Supplemental Operating and Financial Data	3Q’17 Page 2

Financial Highlights (continued)
(in thousands, except stock prices, percentages, and ratios)

	30-Sep-17	30-Sep-16	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Selected Balance Sheet Items:

Total book value of real estate	$1,325,536	$1,248,491	$1,325,536	$1,339,693	$1,270,510	$1,250,198	$1,248,491

Cash and cash equivalents	$10,959	$51,466	$10,959	$28,763	$55,215	$14,884	$51,466

Unconsolidated cash and cash equivalents (at ownership %)	$2,495	$5,479	$2,495	$5,082	$1,104	$5,348	$5,479

Restricted cash	$13,323	$8,586	$13,323	$10,953	$7,685	$7,509	$8,586

Total assets	$1,581,288	$1,570,685	$1,581,288	$1,580,776	$1,561,423	$1,552,540	$1,570,685

Mortgage debt	$191,694	$270,758	$191,694	$192,043	$206,400	$200,131	$270,758

Revolving credit facility and term loans	$598,000	$575,000	$598,000	$595,000	$575,000	$634,000	$575,000

Unconsolidated debt (at ownership %)	$43,572	$103,350	$43,572	$40,931	$30,027	$109,790	$103,350

Total liabilities	$889,465	$951,701	$889,465	$873,915	$849,702	$932,024	$951,701

Capitalization:

Shares of common stock outstanding	47,552	47,413	47,552	47,542	47,526	47,473	47,413

Restricted stock units outstanding	228	150	228	238	233	150	150

Shares of restricted stock outstanding	291	333	291	291	276	247	333

	48,071	47,896	48,071	48,071	48,035	47,870	47,896

High stock price	$19.50	$17.81	$19.50	$18.61	$18.80	$17.44	$17.81

Low stock price	$15.96	$12.52	$16.67	$15.96	$16.67	$14.06	$15.07

Average closing stock price	$17.81	$15.14	$18.39	$17.17	$17.87	$15.58	$16.37

Closing stock price	$19.30	$15.44	$19.30	$18.48	$17.36	$17.39	$15.44

Market capitalization (1)	$927,770	$739,514	$927,770	$888,352	$833,888	$832,459	$739,514

Total debt (2)	$833,266	$949,108	$833,266	$827,974	$811,427	$943,921	$949,108

Net debt (3)	$819,812	$892,163	$819,812	$794,129	$755,108	$923,689	$892,163

Total capitalization	$1,761,036	$1,688,622	$1,761,036	$1,716,326	$1,645,315	$1,776,380	$1,688,622

	Nine Months Ended		Three Months Ended
	30-Sep-17	30-Sep-16	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Ratios:

NOI margin % (4)	58.2%	54.3%	57.5%	58.3%	58.6%	56.3%	55.6%

Normalized fixed charge coverage (5)	2.99	2.45	2.86	3.12	2.98	2.68	2.42

Normalized interest coverage (5)	3.12	2.74	2.97	3.25	3.13	2.91	2.74

Net debt/normalized annualized estimated full period EBITDA from properties owned at period end (5)	N/A	N/A	7.82x	7.10x	7.29x	8.04x	7.63x
Net debt/development-adjusted normalized annualized estimated full period EBITDA from properties owned at period end (5) (6)	N/A	N/A	7.45x	6.67x	6.95x	7.82x	7.46x

(1) Market capitalization is equal to outstanding shares (common stock, restricted stock, and restricted stock units, as if converted) times the closing price of our common stock as of the last day of the associated period.

(2) Includes book value of mortgage debt, the revolving credit facility and term loans, and unconsolidated debt (at ownership %).
(3) Total debt less cash and cash equivalents and unconsolidated cash and cash equivalents (at ownership %).
(4) NOI margin % is equal to NOI divided by revenue.
(5) See page 7 for more detailed information.
(6) Includes estimated stabilized NOI for development properties, to the extent of percentage of completion of the respective developments based on spend to date.

Supplemental Operating and Financial Data	3Q’17 Page 3

Consolidated Balance Sheets
(in thousands, except share and per share data)

	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Assets
Real estate
Land	$140,959	$141,010	$142,776	$143,537	$143,581
Land held for development	45,059	45,059	45,059	45,059	45,059
Buildings and improvements, net	1,122,072	1,145,496	1,076,701	1,043,641	1,048,194
Real estate under development	17,446	8,128	5,974	17,961	11,657
Total real estate	1,325,536	1,339,693	1,270,510	1,250,198	1,248,491

Cash and cash equivalents	10,959	28,763	55,215	14,884	51,466
Restricted cash	13,323	10,953	7,685	7,509	8,586
Accounts receivable, net	82,737	62,413	60,996	71,459	67,100
Prepaid expenses and other assets	20,115	16,399	18,163	25,305	5,540
Investments in unconsolidated entities	33,977	25,530	40,421	76,813	76,954
Deferred financing fees, net	1,735	2,089	2,442	2,395	2,698
Acquired above-market leases, net	543	659	778	898	1,017
Other lease intangibles, net	90,547	92,431	70,962	60,946	61,919
Other intangible assets, net	1,816	1,846	1,876	9,787	9,888
Assets associated with real estate held for sale	—	—	32,375	32,346	37,026
Total assets	$1,581,288	$1,580,776	$1,561,423	$1,552,540	$1,570,685

Liabilities and equity

Liabilities
Mortgage debt	$191,694	$192,043	$206,400	$200,131	$270,758
Unsecured term loans	575,000	575,000	575,000	575,000	575,000
Unsecured revolving credit facility	23,000	20,000	—	59,000	—
Unamortized debt issuance costs	(7,308)	(7,799)	(7,495)	(7,348)	(7,838)
Total notes payable, net	782,386	779,244	773,905	826,783	837,920

Accounts payable and accrued liabilities	78,174	64,412	51,813	74,458	65,924
Acquired below-market leases, net	19,462	20,653	15,252	6,886	7,856
Distributions payable	—	—	—	8,601	8,602
Other liabilities	9,443	9,606	7,762	14,353	30,005
Obligations associated with real estate held for sale	—	—	970	943	1,394
Total liabilities	889,465	873,915	849,702	932,024	951,701
Commitments and contingencies

Equity
Preferred stock	—	—	—	—	—
Convertible stock	—	—	—	—	—
Common stock, $.0001 par value per share, 382,499,000 shares authorized	5	5	5	5	5
Additional paid-in capital	2,609,361	2,608,260	2,607,071	2,606,098	2,605,569
Cumulative distributions and net loss attributable to common stockholders	(1,918,473)	(1,901,820)	(1,897,240)	(1,986,515)	(1,971,588)
Accumulated other comprehensive income (loss)	257	(274)	1,026	(1,042)	(16,662)
Stockholders’ equity	691,150	706,171	710,862	618,546	617,324
Noncontrolling interests	673	690	859	1,970	1,660
Total equity	691,823	706,861	711,721	620,516	618,984
Total liabilities and equity	$1,581,288	$1,580,776	$1,561,423	$1,552,540	$1,570,685

Common stock, number of shares issued and outstanding	47,552,014	47,542,066	47,525,725	47,473,218	47,412,705

Supplemental Operating and Financial Data	3Q’17 Page 4

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Nine Months Ended		Three Months Ended
	30-Sep-17	30-Sep-16	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Revenue
Rental income	$152,186	$177,854	$47,333	$51,554	$53,299	$51,613	$53,975
Straight-line rent and lease incentive revenue	6,334	5,903	2,280	2,026	2,028	1,500	756
Above- and below-market rent amortization	2,863	3,399	1,075	880	908	856	936
Lease termination fees	452	1,587	232	92	128	106	331
Total revenue	161,835	188,743	50,920	54,552	56,363	54,075	55,998
Expenses
Property related expenses	41,790	56,605	13,170	13,930	14,690	15,998	16,315
Real estate taxes	25,752	28,843	8,439	8,753	8,560	7,454	8,350
Property management fees	181	720	49	72	60	197	210
Total property operating expenses	67,723	86,168	21,658	22,755	23,310	23,649	24,875
Interest expense	22,851	31,977	7,516	7,397	7,938	8,746	9,754
Interest rate hedge ineffectiveness expense (income)	9	407	8	(29)	30	(979)	(1,534)
Amortization of deferred financing costs	2,561	2,308	882	867	812	798	785
Total interest expense	25,421	34,692	8,406	8,235	8,780	8,565	9,005
General and administrative	16,490	17,853	5,157	5,626	5,707	5,796	5,529
Asset impairment losses	—	8,977	—	—	—	—	4,151
Real estate depreciation and amortization	70,641	87,351	23,653	22,557	24,431	23,771	25,062
Depreciation and amortization - non-real estate assets	325	623	132	95	98	85	71
Total expenses	180,600	235,664	59,006	59,268	62,326	61,866	68,693
Interest and other income	1,271	866	170	783	318	303	248
Loss on early extinguishment of debt	(545)	—	—	—	(545)	—	—
Loss before income taxes, equity in operations
of investments, and gains	(18,039)	(46,055)	(7,916)	(3,933)	(6,190)	(7,488)	(12,447)
Benefit (provision) for income taxes	(297)	(467)	(202)	149	(244)	(188)	(4)
Equity in operations of investments	6,367	1,884	67	6,556	(256)	685	646
Income (loss) before gains	(11,969)	(44,638)	(8,051)	2,772	(6,690)	(6,991)	(11,805)
Gain on sale of assets	92,012	21,526	—	1,262	90,750	650	10,777
Gain on remeasurement of investment in unconsolidated entities	14,168	—	—	—	14,168	—	—
Net income (loss)	94,211	(23,112)	(8,051)	4,034	98,228	(6,341)	(1,028)
Noncontrolling interests	(50)	28	10	(3)	(57)	8	3
Net income (loss) attributable to common stockholders	$94,161	$(23,084)	$(8,041)	$4,031	$98,171	$(6,333)	$(1,025)

Basic weighted average common shares outstanding	47,532,432	47,402,724	47,549,635	47,536,320	47,510,915	47,414,021	47,412,705
Diluted weighted average common shares outstanding (1)	47,956,167	47,402,724	47,549,635	47,875,418	47,806,069	47,414,021	47,412,705

Basic income (loss) per common share	$1.97	$(0.49)	$(0.17)	$0.08	$2.05	$(0.13)	$(0.02)
Diluted income (loss) per common share (1)	$1.95	$(0.49)	$(0.17)	$0.08	$2.04	$(0.13)	$(0.02)

Distributions declared per common share	$0.54	$0.54	$0.18	$0.18	$0.18	$0.18	$0.18

(1)	In periods of net loss there are no dilutive securities and diluted loss per common share is calculated using weighted average common shares outstanding - basic as the denominator.

Supplemental Operating and Financial Data	3Q’17 Page 5

Calculations of FFO and Additional Information
(in thousands, except per share data)

	Nine Months Ended		Three Months Ended
	30-Sep-17	30-Sep-16	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16

Net income (loss)	$94,211	$(23,112)	$(8,051)	$4,034	$98,228	$(6,341)	$(1,028)
Noncontrolling interests	(50)	28	10	(3)	(57)	8	3
Net income (loss) attributable to common stockholders	94,161	(23,084)	(8,041)	4,031	98,171	(6,333)	(1,025)
Adjustments (1):
Real estate depreciation and amortization from consolidated properties	70,641	87,351	23,653	22,557	24,431	23,771	25,062
Real estate depreciation and amortization from unconsolidated properties	986	6,108	289	131	566	2,150	2,058
Real estate depreciation and amortization - noncontrolling interest	—	(6)	—	—	—	—	—
Impairment of depreciable real estate assets	—	8,977	—	—	—	—	4,151
Gain on sale of depreciable real estate	(98,725)	(21,586)	—	(7,975)	(90,750)	(650)	(10,837)
Gain on remeasurement of investment in unconsolidated entities	(14,168)	—	—	—	(14,168)	—	—
Taxes associated with sale of depreciable real estate	—	(88)	—	—	—	—	(152)
Noncontrolling interests	23	(57)	(16)	(9)	48	(21)	(18)
FFO attributable to common stockholders	52,918	57,615	15,885	18,735	18,298	18,917	19,239

Adjustments (1):
Severance charges	451	493	—	451	—	532	—
Interest rate hedge ineffectiveness expense (income) (2)	9	407	8	(29)	30	(979)	(1,534)
Loss on early extinguishment of debt	545	—	—	—	545	—	—
Default interest (3)	1,827	1,852	616	609	602	616	619
Noncontrolling interests	(2)	(2)	(1)	—	(1)	—	—
FFO attributable to common stockholders, excluding certain items	$55,748	$60,365	$16,508	$19,766	$19,474	$19,086	$18,324

Recurring capital expenditures (1)	$(22,022)	$(25,984)	$(10,271)	$(5,135)	$(6,616)	$(10,902)	$(5,256)
Straight-line rent adjustments (1)	$(8,655)	$(7,755)	$(3,757)	$(2,507)	$(2,391)	$(1,998)	$(1,247)
Above- and below-market rent amortization (1)	$(2,865)	$(3,629)	$(1,075)	$(871)	$(919)	$(922)	$(1,014)
Amortization of deferred financing costs (1)	$2,724	$2,501	$918	$984	$822	$844	$828
Amortization of restricted shares and units	$3,010	$3,118	$1,077	$1,023	$910	$1,041	$1,069
Depreciation and amortization - non-real estate assets	$325	$623	$132	$95	$98	$85	$71

Weighted average common shares outstanding - basic	47,532	47,403	47,550	47,536	47,511	47,414	47,413
Weighted average common shares outstanding - diluted	47,956	47,796	48,160	47,875	47,806	47,888	47,846

Diluted FFO per common share	$1.10	$1.21	$0.33	$0.39	$0.38	$0.40	$0.40
Diluted FFO, excluding certain items, per common share	$1.16	$1.26	$0.34	$0.41	$0.41	$0.40	$0.38

Rent abatements of approximately $1.9 million were provided to tenants at the Eldridge Properties during the third quarter of 2017 because the properties were inaccessible for a portion of the quarter. We expect these losses to be recovered from insurance proceeds in subsequent quarters.

(1) Includes our pro rata share of consolidated and unconsolidated amounts, including for our period of ownership of properties sold.
(2) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income) within “interest expense” on our consolidated statements of operations.

(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	3Q’17 Page 6

Calculations of EBITDA
(in thousands, except ratios)

	Three Months Ended
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16

Net income (loss) attributable to common stockholders	$(8,041)	$4,031	$98,171	$(6,333)	$(1,025)

Adjustments:

Noncontrolling interests	(9)	3	59	(5)	(2)

Interest expense:
Interest expense - consolidated	7,516	7,397	7,938	8,746	9,754
Interest expense - unconsolidated entities	335	77	160	723	725
Interest rate hedge ineffectiveness expense (income) (1)	8	(29)	30	(979)	(1,534)
Amortization of deferred financing costs - consolidated	882	867	812	798	785
Amortization of deferred financing costs - unconsolidated entities	36	117	10	46	43
Total interest expense	8,777	8,429	8,950	9,334	9,773

Tax provision (benefit) - consolidated	202	(149)	244	188	4
Tax provision - unconsolidated entities	—	5	1	49	4
Depreciation and amortization - consolidated	23,785	22,652	24,529	23,856	25,133
Depreciation and amortization - unconsolidated entities	289	131	566	2,150	2,058
Impairment losses	—	—	—	—	4,151
Gain on sale of real estate	—	(7,975)	(90,750)	(650)	(10,837)
Gain on remeasurement of investment in unconsolidated entities	—	—	(14,168)	—	—
Loss on early extinguishment of debt	—	—	545	—	—
EBITDA	25,003	27,127	28,147	28,589	29,259

Adjustments:
Non-cash write-off (recoveries) of tenant receivables	(742)	(20)	(19)	(22)	777
Rent abatements due to building closures (2)	1,921	—	—	—	—
Severance charges	—	451	—	532	—
Normalized EBITDA	26,182	27,558	28,128	29,099	30,036

Adjustments:
EBITDA from properties disposed before period end	11	(1,625)	(2,229)	(385)	(811)
Full quarter adjustment for acquired properties	—	2,024	—	—	—
Normalized estimated full period EBITDA from properties owned at period end	$26,193	$27,957	$25,899	$28,714	$29,225

Fixed charges
Interest expense	$8,777	$8,429	$8,950	$9,334	$9,773
Interest rate hedge ineffectiveness (expense) income (1)	(8)	29	(30)	979	1,534
Default interest (3)	(616)	(609)	(602)	(616)	(619)
Capitalized interest incurred (4)	653	637	662	289	267
Normalized interest expense	8,806	8,486	8,980	9,986	10,955
Principal payments (excludes debt payoff)	349	357	444	854	1,436
Normalized fixed charges	$9,155	$8,843	$9,424	$10,840	$12,391

Normalized interest coverage (5)	2.97	3.25	3.13	2.91	2.74
Normalized fixed charge coverage (5)	2.86	3.12	2.98	2.68	2.42

(1) Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense (income).

(2)
Rent abatements provided to tenants at the Eldridge Properties during the third quarter of 2017 because the properties were inaccessible for a portion of the quarter. We expect these losses to be recovered from insurance proceeds in subsequent quarters.

(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.
(4) Excludes capitalized interest funded from construction loans.
(5) Normalized interest coverage is equal to normalized EBITDA divided by normalized interest expense. Normalized fixed charge coverage is equal to normalized EBITDA divided by normalized fixed charges.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	3Q’17 Page 7

Unconsolidated Entities Financial Summary
at TIER REIT Ownership Share
As of and for the Quarter Ended September 30, 2017
(dollars in thousands)

	Domain 8	Third + Shoal	Total
Ownership % during the period	50.00%	47.50%
Ownership % at period end	50.00%	47.50%
Results of Operations
Rental income	$73	$—	$73
Straight-line rent and lease incentive revenue	1,011	—	1,011
Total revenue	1,084	—	1,084

Property related expenses	205	—	205
Real estate taxes	137	—	137
Property management fees	6	—	6
NOI	736	—	736

Interest expense	335	—	335
Amortization of deferred financing costs	36	—	36
Real estate depreciation and amortization	285	—	285
Interest income and other expense	1	—	1
Net income (loss)	79	—	79

Adjustments:
Depreciation of basis adjustments	(4)	—	(4)
Property related expense allocation to basis	(8)	—	(8)
Adjusted net income (loss)	67	—	67
Adjustments:
Real estate depreciation and amortization	289	—	289
Funds from operations	$356	$—	$356

Balance Sheet Information
Real estate book value	$34,526	$29,810	$64,336
Accumulated depreciation	(291)	(299)	(590)
Real estate book value after depreciation	$34,235	$29,511	$63,746

Cash and cash equivalents	$2,461	$34	$2,495
Assets	$41,050	$31,464	$72,514
Mortgage debt	$43,572	$—	$43,572
Company’s equity interest in investment	$(2,826)	$27,728	$24,902
Basis differences	4,370	4,705	9,075
Carrying value of the Company’s investment	$1,544	$32,433	$33,977
________________________________
Notes:
Investments in unconsolidated entities consist of our noncontrolling interest in properties accounted for using the equity method. Multiplying each financial statement line item by the associated ownership percentage and adding those amounts to consolidated totals may not accurately depict the legal and economic implications of holding a noncontrolling interest in an investee entity.

Supplemental Operating and Financial Data	3Q’17 Page 8

Same Store Analysis
(in thousands, except property count and percentages)

	Three Months Ended				Nine Months Ended
Same Store NOI:	30-Sep-17	30-Sep-16	Favorable/ (Unfavorable)		30-Sep-17	30-Sep-16	Favorable/ (Unfavorable)
Same Store Revenues:
Total revenue (1)	$42,553	$45,180	$(2,627)		$133,484	$137,862	$(4,378)
Less: Lease termination fees	(55)	(256)	201		(275)	(1,442)	1,167
	42,498	44,924	(2,426)	(5.4)%	133,209	136,420	(3,211)	(2.4)%
Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	11,843	12,132	289	2.4%	35,553	36,963	1,410	3.8%
Real estate taxes	6,905	7,642	737	9.6%	21,657	22,645	988	4.4%
Property management fees	25	44	19	43.2%	66	150	84	56.0%
Property expenses	18,773	19,818	1,045	5.3%	57,276	59,758	2,482	4.2%
Same Store NOI - consolidated properties	23,725	25,106	(1,381)	(5.5)%	75,933	76,662	(729)	(1.0)%
Same Store NOI - unconsolidated properties (at ownership %)	1,394	851	543	63.8%	4,067	2,339	1,728	73.9%
Same Store NOI	$25,119	$25,957	$(838)	(3.2)%	$80,000	$79,001	$999	1.3%

Same Store Cash NOI:
Same Store NOI - consolidated properties	$23,725	$25,106	$(1,381)		$75,933	$76,662	$(729)
Less:
Straight-line rent revenue adjustment	(1,990)	(677)	(1,313)		(5,666)	(4,170)	(1,496)
Above- and below-market rent amortization	(648)	(1,035)	387		(2,017)	(3,603)	1,586
Same Store Cash NOI - consolidated properties	21,087	23,394	(2,307)	(9.9)%	68,250	68,889	(639)	(0.9)%
Same Store Cash NOI - unconsolidated properties (at ownership %)	1,116	725	391	53.9%	3,313	1,975	1,338	67.7%
Same Store Cash NOI	$22,203	$24,119	$(1,916)	(7.9)%	$71,563	$70,864	$699	1.0%

Same Store occupancy % at period end (% owned)	87.2%	89.4%			87.2%	89.4%

Same Store operating properties (2)	18				18
Same Store rentable square feet (% owned)	6,626				6,626

Reconciliation of net income (loss) to Same Store NOI and Same Store Cash NOI:
Net income (loss)	$(8,051)	$(1,028)			$94,211	$(23,112)
Adjustments:
Interest expense	8,406	9,005			25,421	34,692
Asset impairment losses	—	4,151			—	8,977
Tenant improvement demolition costs	127	306			242	445
General and administrative	5,157	5,529			16,490	17,853
Real estate depreciation and amortization	23,653	25,062			70,641	87,351
Depreciation and amortization of non-real estate assets	132	71			325	623
Interest and other income	(170)	(248)			(1,271)	(866)
Loss on early extinguishment of debt	—	—			545	—
Provision for income taxes	202	4			297	467
Equity in operations of investments	(67)	(646)			(6,367)	(1,884)
Gain on sale of assets	—	(10,777)			(92,012)	(21,526)
Gain on remeasurement of investment in unconsolidated entities	—	—			(14,168)	—
Net operating income of non-same store properties	(5,609)	(6,067)			(18,146)	(24,916)
Lease termination fees	(55)	(256)			(275)	(1,442)
Same Store NOI of unconsolidated properties (at ownership %)	1,394	851			4,067	2,339
Same Store NOI	25,119	25,957			80,000	79,001
Straight-line rent revenue adjustment	(1,990)	(677)			(5,666)	(4,170)
Above- and below-market rent amortization	(648)	(1,035)			(2,017)	(3,603)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(278)	(126)			(754)	(364)
Same Store Cash NOI	$22,203	$24,119			$71,563	$70,864

(1) Rent abatements of approximately $1.9 million were provided to tenants at the Eldridge Properties during the third quarter of 2017 because the properties were inaccessible for a portion of the quarter. We expect these losses to be recovered from insurance proceeds in subsequent quarters.

(2) Includes our Domain 2 and Domain 7 properties (although we acquired full ownership of these two properties in January 2017) as unconsolidated and at their prior year ownership percentage of 49.84% in all periods presented.

For additional information regarding the non-GAAP measures, see pages 29-30.

Supplemental Operating and Financial Data	3Q’17 Page 9

Schedule of Properties Owned
as of September 30, 2017
(in thousands, except $/RSF and percentages)

		Rentable SF (100%)	Rentable SF (own %)		Average Effective Rent (own %)	Average Effective Rent $/RSF (own %)	Average Adjusted Effective Rent $/RSF (own %)	Estimated Market Rent $/RSF (own %)		% Average Effective Rent (own %)
				Occupancy % (own %)					% of NRA (own %)
Property (% owned, if not 100%)	Location
Terrace Office Park	Austin, TX	619	619	90.5%	$20,508	$36.62	$38.87	$45.26	8.5%	10.8%
Domain 2	Austin, TX	115	115	100.0%	4,896	$42.57	$42.57	$49.05	1.6%	2.6%
Domain 3	Austin, TX	179	179	92.7%	4,824	$29.06	$34.12	$39.09	2.5%	2.5%
Domain 4	Austin, TX	153	153	100.0%	5,520	$36.08	$36.08	$39.28	2.1%	2.9%
Domain 7	Austin, TX	222	222	100.0%	8,784	$39.57	$41.41	$45.64	3.1%	4.6%
Domain 8 (50%)	Austin, TX	291	146	100.0%	265	$1.82	$38.32	$42.50	2.0%	0.1%
Austin		1,579	1,434	95.0%	44,797	$32.89	$38.64	$43.92	19.8%	23.6%

5950 Sherry Lane	Dallas, TX	197	197	89.8%	6,708	$37.90	$39.05	$40.05	2.7%	3.5%
Burnett Plaza	Fort Worth, TX	1,025	1,025	87.3%	19,512	$21.80	$23.53	$24.50	14.1%	10.3%
Centreport Office Center	Fort Worth, TX	133	133	85.0%	2,570	$22.74	$22.74	$22.15	1.8%	1.4%
Legacy District One	Plano, TX	319	319	100.0%	11,915	$37.35	$37.35	$41.50	4.4%	6.3%
Dallas/Fort Worth		1,674	1,674	89.8%	40,705	$27.06	$28.23	$29.76	23.0%	21.5%

One BriarLake Plaza	Houston, TX	502	502	89.2%	16,896	$37.71	$42.51	$42.75	6.9%	8.9%
Two BriarLake Plaza	Houston, TX	333	333	67.9%	9,516	$42.11	$42.27	$44.42	4.6%	5.0%
One & Two Eldridge Place	Houston, TX	519	519	70.7%	11,568	$31.52	$33.42	$36.25	7.1%	6.1%
Three Eldridge Place	Houston, TX	305	305	71.1%	9,132	$42.08	$42.08	$40.51	4.2%	4.8%
Loop Central	Houston, TX	575	575	83.7%	12,288	$25.55	$25.55	$26.00	7.9%	6.5%
Houston		2,234	2,234	77.8%	59,400	$34.16	$35.81	$36.68	30.8%	31.3%

Bank of America Plaza	Charlotte, NC	891	891	95.8%	21,156	$24.77	$26.30	$32.50	12.3%	11.2%
Charlotte		891	891	95.8%	21,156	$24.77	$26.30	$32.50	12.3%	11.2%

Plaza at MetroCenter	Nashville, TN	361	361	87.5%	5,928	$18.76	$18.76	$19.50	5.0%	3.1%
Nashville		361	361	87.5%	5,928	$18.76	$18.76	$19.50	5.0%	3.1%

500 East Pratt	Baltimore, MD	280	280	93.9%	8,001	$30.42	$34.21	$32.50	3.9%	4.2%
Woodcrest (1)	Cherry Hill, NJ	386	386	97.2%	9,721	$25.92	$25.92	$20.74	5.3%	5.1%
Other		666	666	95.8%	17,722	$27.78	$29.34	$25.59	9.1%	9.3%
Total operating office properties		7,405	7,260	88.3%	$189,708	$29.58	$31.89	$34.09	100.0%	100.0%

Non-operating property
Fifth Third Center (2)	Columbus, OH	331	331	50.5%
Total Properties		7,736	7,591

Development Properties				Leased %
Domain 11	Austin, TX	324	324	98.0%
Third + Shoal (47.5%)	Austin, TX	345	164	67.0%

(1) Includes two properties.
(2) The non-recourse loan secured by Fifth Third Center is currently in default and we are working with the lender to dispose of this property on their behalf.

Average effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, as reduced for free rent and excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.

Average adjusted effective rent represents 12 times the sum of the monthly contractual amounts for base rent and the pro rata budgeted operating expense reimbursements, as of period end, related to leases in place as of period end, excluding any scheduled future rent increases, as adjusted for our ownership interest, divided by the total square footage under commenced leases at period end.
.

Supplemental Operating and Financial Data	3Q’17 Page 10

Portfolio Analysis
For the Three Months Ended and
as of September 30, 2017

	Number of Properties	Number of Buildings	Net Rentable Area (000’s)	Commenced % SF Leased	% of NRA	NOI ($000’s) (1)	% of NOI
Market

Austin	6	9	1,434	95.0%	19.8%	$8,469	28.7%
Dallas/Fort Worth	4	5	1,674	89.8%	23.0%	7,224	24.5%
Houston	5	8	2,234	77.8%	30.8%	5,992	20.3%
Charlotte	1	1	891	95.8%	12.3%	4,337	14.7%
Nashville	1	2	361	87.5%	5.0%	860	2.9%
Other	3	3	666	95.8%	9.1%	2,635	8.9%

Total	20	28	7,260	88.3%	100.0%	29,517	100.0%

Reconciliation to NOI (Consolidated):
Less NOI from unconsolidated properties						(736)
Plus NOI from non-operating properties (including disposed properties)						481
NOI (Consolidated)						$29,262

Notes:
Analysis relates to operating properties owned at the end of the most recent period only and includes pro-forma adjustments for any acquired properties to reflect a full quarter.
Amounts reflect TIER REIT’s ownership %.
NOI is a non-GAAP performance measure. A calculation of NOI is presented on page 2.

(1) NOI in Houston reflects rent abatements of $1.9 million that were provided to tenants at the Eldridge Properties during the third quarter of 2017 because the properties were inaccessible for a portion of the quarter. We expect these losses to be recovered from insurance proceeds in subsequent quarters.

Supplemental Operating and Financial Data	3Q’17 Page 11

Components of Net Asset Value
(in thousands, except percentages)

Annualized Three Months Ended
30-Sep-17
Consolidated total revenue	$203,680
Less:
GAAP rent adjustments	(13,420)
Lease termination fees	(928)
189,332
Consolidated total property operating expenses	(86,632)
Adjusted cash NOI (1)	102,700
Adjustments:
Adjusted cash NOI from unconsolidated real estate assets, at ownership share	(1,100)
Adjusted cash NOI from sold properties, at ownership share	(39)
Adjusted cash NOI from land and development properties, at ownership share (2)	166
Adjusted cash NOI attributed to rent abatements at the Eldridge Properties (3)	7,684
Incremental pro forma stabilized adjusted cash NOI from executed leases at Domain 8 and Domain 11, at ownership share	16,399
Total adjusted cash NOI at ownership share (4)	$125,810

30-Sep-17
Other real estate properties
Cost basis of land and development properties, at ownership share (5)	$79,062

Other tangible assets
Cash and cash equivalents	$10,959
Restricted cash	13,323
Accounts receivable, net (excluding $59,939 of straight-line rent receivable and $15,000 of insurance receivable) (6)	7,798
Prepaid expenses and other assets	20,115
Total other tangible assets	$52,195

Liabilities
Mortgage debt	$191,694
Unsecured term loans and revolving credit facility	598,000
Accrued and other liabilities	87,617
Ownership share of unconsolidated mortgage debt	43,572
Remaining estimated cost to complete Domain 11 development property and Domain 8	94,900
Total liabilities	$1,015,783

Total common shares, restricted stock, and restricted stock units outstanding	48,071

(1)
Includes approximately $16.3 million of adjusted cash NOI related to two non-stabilized properties (Burnett Plaza and Two BriarLake Plaza). At stabilization these properties are expected to generate adjusted cash NOI of approximately $21.0 million.

(2)	Includes Domain 9, Domain 10, Domain 11, Domain 12, Legacy District Two, Legacy District Three, and Domain Blocks D & G at ownership share.
(3)
Rent abatements of approximately $1.9 million were provided to tenants at the Eldridge Properties during the third quarter of 2017 because the properties were inaccessible for a portion of the quarter. We expect these losses to be recovered from insurance proceeds in subsequent quarters.

(4)	Comprised of adjusted cash NOI from the following markets: Austin – 32%, Dallas – 19%, Houston – 25%, Charlotte – 12%, Cherry Hill – 4%, Baltimore – 4%, Nashville – 2%, Other – 2%
(5)	Includes Third + Shoal, Domain 9, Domain 10, Domain 12, Legacy District Two, Legacy District Three, and Domain Blocks D & G at ownership share.
(6)	Excludes insurance receivable expected to be recovered for the write-off of net book value of damaged assets.

Supplemental Operating and Financial Data	3Q’17 Page 12

Significant Tenants
September 30, 2017
(in thousands, except percentages and years)

	Annualized Gross Rental Revenues	Percentage of Annualized Gross Rental Revenues		Percentage of Square Feet Leased	Weighted Average Remaining Term (Years)
			Square Feet Leased			Moody’s / S&P Credit Rating
Tenant
Encana Oil & Gas (USA) Inc.	$11,910	6%	319	5%	9.8	Ba2 / BBB
Amoco	9,139	4%	217	3%	1.5	A1 / A-
Bank of America	8,739	4%	388	6%	2.9	Baa1 / BBB+
Apache Corporation	8,433	4%	210	3%	7.1	Baa3 / BBB
GM Financial	7,939	4%	326	5%	8.4	Baa3 / BBB
Samsung Engineering America Inc.	7,031	3%	161	3%	9.2	NR
Amazon	6,508	3%	161	3%	7.4	Baa1 / AA-
Universal Pegasus International	5,574	3%	218	3%	2.6	NR
McDermott, Inc.	5,411	3%	169	3%	3.3	B1 / B+
GSA	5,255	3%	226	4%	3.6	U.S. Government
HomeAway	4,899	2%	115	2%	8.4	Ba1 / BBB-
Blackbaud, Inc.	4,374	2%	133	2%	6.0	NR
Xerox Corporation	3,959	2%	151	2%	2.9	Baa3 / BBB-
Accruent, LLC	3,680	2%	104	2%	6.9	NR
SCOR Global Life	3,572	2%	140	2%	10.8	NR / AA-
Total of largest 15 tenants	$96,423	47%	3,038	48%	5.9
Total all tenants	$204,439		6,413		5.8

Notes:
The above tables set forth the Company’s 15 largest tenants including subsidiaries for the operating properties as of the date noted above, based upon annualized gross rents plus estimated operating cost recoveries in place at the end of the above noted period.

As annualized rental revenue is not derived from the historical GAAP results, historical results may differ from those set forth above.
Amounts reflect TIER REIT’s ownership %.

Supplemental Operating and Financial Data	3Q’17 Page 13

Industry Diversification (by square feet)
As of September 30, 2017

Other 12%
Professional, Scientific, and Technical Services 27%
Construction 3%
Manufacturing 4%
Information 4%
Retail Trade 5%
Utilities 5%
Public Administration 7%
Finance and Insurance 18%
Mining (Includes Oil & Gas) 15%

Notes:

The Company’s tenants are classified according to the U.S. Government’s North American Industrial Classification System (NAICS).
Amounts reflect TIER REIT’s ownership %.
“Other” includes 11 industry classifications.

Supplemental Operating and Financial Data	3Q’17 Page 14

Leasing Activity Summary
For the Three Months Ended
September 30, 2017

		Occupancy						Occupancy
		%	SF (000’s)	Activity for the Quarter (SF 000’s)				SF (000’s)%		Cash Net Rent /SF			Straight-lined Net Rent /SF
Market	Rentable SF (000’s)	30-Jun-17	30-Jun-17	Expiring	Renewals	Expansions	New	30-Sep-17	30-Sep-17	Expiring	Activity	% Increase	Expiring	Activity	% Increase
Austin	1,434	95.7%	1,373	(61)	12	—	38	1,362	95.0%	$22.83	$27.01	18%	$22.81	$27.50	21%
Dallas/Fort Worth	1,674	90.9%	1,521	(127)	102	—	8	1,504	89.8%	$13.11	$14.96	14%	$12.31	$15.36	25%
Houston	2,234	77.9%	1,740	(38)	11	—	26	1,739	77.8%	$16.57	$16.04	(3)%	$14.61	$17.51	20%
Charlotte	891	95.4%	850	(385)	381	—	8	854	95.8%	$12.77	$12.92	1%	$9.56	$14.23	49%
Nashville	361	87.5%	316	—	—	—	—	316	87.5%	$—	$—	—%	$—	$—	—%
Other	666	95.9%	639	(10)	9	—	—	638	95.8%	$22.28	$21.69	(3)%	$18.74	$23.91	28%
Total	7,260	88.7%	6,439	(621)	515	—	80	6,413	88.3%	$14.06	$14.81	5%	$11.64	$15.90	37%

	End of Period									Cash			Straight-lined
		Occupancy						Occupancy		Net Rent /SF		% Increase of Cash Net Rent	Net Rent /SF		% Increase of SL Net Rent
Year-To-Date Summary	NRA (000's)%		SF (000's)	Expiring	Renewals	Expansions	New	SF (000's)%		Expiring	Activity		Expiring	Activity
Q1 Activity	7,517	90.3%	6,789	(286)	219	3	59	6,784	90.2%	$13.66	$13.75	1%	$12.72	$15.54	22%
Q2 Activity	7,114	90.5%	6,437	(395)	154	57	40	6,293	88.5%	$16.97	$20.76	22%	$15.47	$21.57	39%
Q3 Activity	7,260	88.7%	6,439	(621)	515	—	80	6,413	88.3%	$14.06	$14.81	5%	$11.64	$15.90	37%
				(1,302)	888	60	179			$14.61	$15.87	9%	$12.76	$17.08	34%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
Occupancy includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	3Q’17 Page 15

Leasing Rate Activity Summary
For the Three Months Ended
September 30, 2017

	Renewals					Expansions					New
	SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF		SF (000’s)	Cash Net Rent /SF		Straight-lined Net Rent /SF
Markets		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity		Expiring	Activity	Expiring	Activity
Austin	12	$23.05	$27.83	$22.53	$27.87	—	$—	$—	$—	$—	38	$22.74	$26.74	$22.89	$27.38
Dallas/Fort Worth	102	$12.90	$14.99	$12.14	$15.44	—	$—	$—	$—	$—	8	$15.82	$14.58	$14.51	$14.27
Houston	11	$18.55	$19.10	$16.85	$18.05	—	$—	$—	$—	$—	26	$15.76	$14.79	$13.71	$17.27
Charlotte	381	$12.67	$12.69	$9.39	$13.99	—	$—	$—	$—	$—	8	$17.78	$24.00	$17.78	$25.55
Nashville	—	$—	$—	$—	$—	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Other	9	$22.28	$21.69	$18.74	$23.91	—	$—	$—	$—	$—	—	$—	$—	$—	$—
Total	515	$13.25	$13.79	$10.56	$14.86	—	$—	$—	$—	$—	80	$19.28	$21.36	$18.56	$22.60
Percentage increase (decrease)			4%		41%			—%		—%			11%		22%

Year-To-Date Summary:
Total Portfolio
Q1 Activity	219	$12.20	$11.90	$11.66	$13.90	3	$29.92	$30.54	$28.10	$28.25	59	$19.32	$20.87	$16.91	$23.19
Q2 Activity	154	$16.28	$18.10	$14.69	$19.55	57	$21.07	$27.37	$19.71	$27.18	40	$13.47	$21.19	$12.08	$21.01
Q3 Activity	515	$13.25	$13.79	$10.56	$14.86	—	$—	$—	$—	$—	80	$19.28	$21.36	$18.56	$22.60
	888	$13.52	$14.07	$11.55	$15.44	60	$21.52	$27.53	$20.13	$27.24	179	$18.00	$21.16	$16.57	$22.44
Percentage increase (decrease)			4%		34%			28%		35%			18%		35%

Notes:
Analysis relates to operating properties owned at the end of the period and reflects TIER REIT’s ownership %.
SF includes all leases for tenants under lease contracts that have commenced during the period.
Rates for expiring leases relate to the lease previously occupying the specific space for which positive absorption was shown or the current lease rate if it is a first generation lease.
Net Rent is equal to the fixed base rental amount paid under the terms of the lease less any portion used to offset real estate taxes, utility charges, and other operating expenses incurred in connection with the leased space.

Cash Net Rent disregards any free rent periods. Therefore, the rate shown is first full monthly cash rent paid.
The impact of short term temporary leasing activity is excluded from the analysis of % increase of cash net rent and % increase of SL net rent.

Supplemental Operating and Financial Data	3Q’17 Page 16

Lease Expirations
For Four Quarters From October 1, 2017
(in thousands, except per SF data)

	Market	Month to Month	4Q'17	1Q'18	2Q'18	3Q'18	Grand Total

	By Square Foot
	Austin	—	—	16	4	11	31
	Dallas/Fort Worth	—	2	18	56	20	96
	Houston	—	11	2	14	5	32
	Charlotte	—	1	8	—	3	12
	Nashville	8	4	—	—	—	12
	Other	2	—	—	—	—	2
	Total	10	18	44	74	39	185

	By Annualized Expiring Rentals
	Austin	$—	$—	$664	$176	$449	$1,289
	Dallas/Fort Worth	2	86	581	1,471	525	2,665
	Houston	1	278	66	529	153	1,027
	Charlotte	—	26	300	—	114	440
	Nashville	158	78	—	—	—	236
	Other	69	—	—	—	—	69
	Total	$230	$468	$1,611	$2,176	$1,241	$5,726

	By Expiring Rent Per SF
	Austin	$—	$—	$42.35	$40.75	$40.05	$41.30
	Dallas/Fort Worth	$—	$39.74	$31.81	$26.49	$26.53	$27.83
	Houston	$—	$24.34	$37.97	$37.48	$31.64	$31.99
	Charlotte	$—	$32.40	$36.10	$—	$45.35	$37.87
	Nashville	$19.63	$19.17	$—	$—	$—	$19.48
	Other	$31.33	$—	$—	$—	$—	$31.33
	Total	$23.00	$26.00	$36.61	$29.41	$31.82	$30.95

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	3Q’17 Page 17

Lease Expirations
Annually From October 1, 2017
(in thousands, except percentage and per SF data)

Market	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027+	Grand Total
By Square Foot
Austin	—	31	105	116	74	227	262	143	71	207	126	1,362
Dallas/Fort Worth	2	210	99	146	74	42	149	24	—	375	383	1,504
Houston	11	27	315	290	255	124	85	272	55	256	49	1,739
Charlotte	1	12	111	23	331	16	81	37	8	4	230	854
Nashville	12	—	3	2	59	14	—	4	22	—	200	316
Other	2	—	39	300	104	62	11	9	9	—	100	638
Total	28	280	672	877	897	485	588	489	165	842	1,088	6,413
As a % of Occupied SF	—%	4%	10%	14%	14%	8%	9%	8%	3%	13%	17%	100%
As a % of Total NRA	—%	4%	9%	12%	12%	7%	8%	7%	2%	12%	15%	88%

By Annualized Expiring Rentals
Austin	$—	$1,289	$4,357	$4,762	$3,320	$9,834	$10,700	$6,137	$3,393	$9,564	$5,940	$59,296
Dallas/Fort Worth	88	5,177	2,552	4,643	2,724	1,185	4,340	802	—	10,541	14,401	46,453
Houston	279	1,016	12,755	9,598	9,060	4,216	3,391	11,913	1,834	10,903	1,463	66,428
Charlotte	26	472	2,759	793	8,844	612	2,958	533	423	180	8,341	25,941
Nashville	236	—	67	44	1,191	295	—	87	534	—	4,627	7,081
Other	69	—	958	8,981	2,919	2,429	432	369	377	—	4,115	20,649
Total	$698	$7,954	$23,448	$28,821	$28,058	$18,571	$21,821	$19,841	$6,561	$31,188	$38,887	$225,848
As a % of Total Annualized Expiring Rentals	—%	4%	10%	13%	12%	8%	10%	9%	3%	14%	17%	100%

By Expiring Rent Per SF
Austin	$—	$41.30	$41.28	$40.94	$44.81	$43.53	$40.87	$43.15	$48.40	$46.27	$47.01	$43.59
Dallas/Fort Worth	$40.57	$24.67	$25.78	$31.74	$36.91	$28.07	$29.24	$34.10	$—	$28.12	$37.64	$30.91
Houston	$24.45	$37.89	$40.40	$32.99	$35.52	$33.81	$40.31	$43.87	$33.94	$42.52	$29.88	$38.18
Charlotte	$32.71	$38.91	$24.98	$34.19	$26.68	$38.68	$36.47	$14.52	$51.80	$47.84	$36.19	$30.38
Nashville	$19.48	$—	$20.50	$20.75	$20.47	$21.37	$—	$21.14	$23.81	$—	$23.14	$22.41
Other	$31.33	$—	$24.86	$29.89	$28.15	$38.88	$37.87	$39.01	$41.17	$—	$41.10	$32.39
Total	$24.93	$28.41	$34.89	$32.86	$31.28	$38.29	$37.11	$40.57	$39.76	$37.04	$35.74	$35.22

Notes:
Leases with an expiration on the last day of the period are considered leased at the last day of the period (i.e., expiring on the first day of the following period).
Reflects TIER REIT’s ownership %.
Rentals shown above are the contractually obligated annualized base rent charged in the final month prior to lease termination grossed up to include current operating cost recoveries.

Supplemental Operating and Financial Data	3Q’17 Page 18

Occupancy Trends

	Rentable SF (000’s)	Occupancy %
Market	30-Sep-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16

Austin	1,434	95.0%	95.3%	96.8%	97.0%	96.6%
Dallas/Fort Worth	1,674	89.8%	90.9%	88.1%	87.6%	87.1%
Houston	2,234	77.8%	77.9%	84.1%	85.3%	84.9%
Charlotte	891	95.8%	95.4%	94.2%	91.8%	91.2%
Nashville	361	87.5%	87.5%	88.6%	90.9%	89.2%
Other	666	95.8%	95.9%	96.0%	95.3%	95.5%
Total	7,260	88.3%	88.5%	90.0%	90.1%	89.6%

Notes:
Analysis relates to operating properties owned at the end of the most recent period and reflects TIER REIT’s ownership %.
Occupancy % is as of the last day of the indicated period.

(Rendering)

Supplemental Operating and Financial Data	3Q’17 Page 19

Leasing Cost Summary
For the Three Months Ended
September 30, 2017

			Weighted Average Leasing Costs
	SF (000’s)	Wtd Avg Term (Yrs)	Per Square Foot			Per Square Foot / Year
Renewal			Comms	TI & Other	Total	Comms	TI & Other	Total
Market
Austin	12	1.1	$2.58	$0.13	$2.71	$2.44	$0.06	$2.50
Dallas/Fort Worth	102	4.2	$6.76	$12.07	$18.83	$1.47	$1.63	$3.11
Houston	11	4.5	$7.13	$18.84	$25.97	$1.61	$3.25	$4.86
Charlotte	381	3.0	$1.32	$0.03	$1.35	$0.44	$0.01	$0.45
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	9	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	515	3.3	$2.70	$3.26	$5.96	$0.82	$0.99	$1.81
Q2 2017	154	5.2	$9.61	$21.67	$31.28	$1.83	$4.13	$5.96
Q1 2017	219	11.2	$11.95	$24.20	$36.15	$1.06	$2.16	$3.22
Year to Date 2017	888	5.6	$6.18	$11.61	$17.79	$1.06	$1.82	$2.88
Year Ended 2016	554	4.0	$4.50	$9.74	$14.24	$1.12	$2.39	$3.51

Expansion
Market
Austin	—	—	$—	$—	$—	$—	$—	$—
Dallas/Fort Worth	—	—	$—	$—	$—	$—	$—	$—
Houston	—	—	$—	$—	$—	$—	$—	$—
Charlotte	—	—	$—	$—	$—	$—	$—	$—
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	—	—	$—	$—	$—	$—	$—	$—
Q2 2017	57	5.7	$14.05	$21.00	$35.05	$2.46	$3.68	$6.14
Q1 2017	3	9.9	$3.74	$33.05	$36.79	$0.38	$3.35	$3.73
Year to Date 2017	60	5.9	$13.53	$21.60	$35.13	$2.36	$3.66	$6.02
Year Ended 2016	211	7.6	$11.65	$14.40	$26.05	$1.57	$2.00	$3.57

New
Market
Austin	38	6.4	$15.82	$20.54	$36.36	$2.51	$3.12	$5.63
Dallas/Fort Worth	8	3.3	$5.60	$18.84	$24.44	$1.70	$5.71	$7.41
Houston	26	9.4	$16.41	$64.02	$80.43	$1.77	$6.44	$8.21
Charlotte	8	5.1	$11.05	$65.79	$76.84	$2.17	$12.90	$15.07
Nashville	—	—	$—	$—	$—	$—	$—	$—
Other	—	—	$—	$—	$—	$—	$—	$—
Total Current Quarter	80	6.9	$14.51	$39.03	$53.54	$2.09	$5.63	$7.72
Q2 2017	40	6.1	$11.63	$35.54	$47.17	$1.92	$5.86	$7.78
Q1 2017	59	11.0	$21.58	$59.76	$81.34	$1.96	$5.44	$7.40
Year to Date 2017	179	8.1	$16.20	$45.08	$61.28	$2.01	$5.62	$7.63
Year Ended 2016	414	6.8	$12.24	$28.00	$40.24	$1.81	$4.13	$5.94

Total
Current Quarter	595	3.8	$4.29	$8.06	$12.35	$1.14	$2.13	$3.27
Q2 2017	251	5.5	$10.94	$23.73	$34.67	$2.00	$4.32	$6.32
Q1 2017	281	11.1	$13.88	$31.76	$45.64	$1.24	$2.85	$4.09
Year to Date 2017	1,127	6.0	$8.16	$17.46	$25.62	$1.36	$2.92	$4.28
Year Ended 2016	1,179	5.6	$8.50	$16.99	$25.49	$1.50	$3.01	$4.51

Notes:
Analysis relates to operating properties owned at the end of the indicated period and reflects TIER REIT’s ownership %.

Supplemental Operating and Financial Data	3Q’17 Page 20

	Development, Leasing, and
	Capital Expenditures Summary
	(in thousands)

		For the Three Months Ended
		30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16

	Recurring capital expenditures
	Leasing costs	$9,065	$4,140	$5,009	$7,369	$4,636
	Building improvements	1,206	995	1,607	3,533	620
	Subtotal recurring capital expenditures	10,271	5,135	6,616	10,902	5,256

	Non-recurring capital expenditures
	Building improvements (1)	150	—	—	465	152
	Leasing costs (2)	3,218	2,942	1,857	2,167	1,268
	Development (3)	18,389	18,778	15,313	11,703	11,425
	Redevelopment (4)	603	1,829	2,588	4,565	5,940
	Subtotal non-recurring capital expenditures	22,360	23,549	19,758	18,900	18,785

	Total capital expenditures	$32,631	$28,684	$26,374	$29,802	$24,041

(1)
Non-recurring building improvements include costs identified as deferred capital needs at the acquisition of a property and costs incurred to improve the Eldridge Properties as a result of flood-related damages, which has been identified as an unusual event. Costs incurred to improve the Eldridge Properties for such damages were as follows:

		$150	$—	$—	$—	$—
(2)
Non-recurring leasing costs include costs incurred within 12 months of acquisition to lease space and costs incurred to lease space that has been vacant for at least 12 months. Cost incurred within 12 months of acquisition to lease space were as follows:

		$—	$—	$—	$—	$632
(3)	Development includes all new construction costs related to base building and all costs associated with leasing development projects.
(4)
Redevelopment costs are for capital projects where substantial improvements are made to the property that change the character of the asset and are expected to result in development-type returns on capital.

Notes:
All amounts represent TIER REIT’s ownership %.
Leasing costs reimbursed to us by tenants when tenant improvement allowances have been exceeded are excluded from the above amounts.

Supplemental Operating and Financial Data	3Q’17 Page 21

Potential Future Development Sites
September 30, 2017

	Market (submarket)		Approximate Rentable Square Feet	Month of Acquisition	Cost Basis (in millions)
Project		Acres				Comments

Burnett Plaza	Fort Worth (CBD)	1.4	N/A	Jan-07	$3.3	Planned mixed-use development and garage for use at Burnett Plaza

Legacy District Two and Legacy District Three (95%) (1)	Dallas (Plano - Legacy)	4.0	600,000	Jun-15	$9.4	Office building(s)

Domain 9 and Domain 10	Austin (Domain)	6.2	500,000-600,000	Jul-15	$14.0	Office building(s)

Domain 12	Austin (Domain)	3.2	300,000	Jul-15	$10.5	Office building

Domain D & G	Austin (Domain)	5.6	200,000-300,000	Jul-15	$9.5	Office building and/or mixed-use development

(1) The cost basis for this less than wholly-owned project represents 100%.

d10
d11
HomeAway
d12
d9
amazon
facebook
IBM
TOPGOLF
WHOLE FOODS MARKET
d8
ALTERRA PARKWAY
amazon
d1
d7
NORDSTROM
HomeAway
d2
RH
DOMAIN BLVD
d5
ARCHER HOTEL
dD
dG
d4
accruent
ROCK ROSE
PALM WAY
aloft A VISION OF W HOTELS
blackbaud
Neiman Marcus
d3
DOMAIN DRIVE
RODAN+FIELDS
TIER REIT operating property
TIER REIT in-process or future development site
Third-party owned office property

Supplemental Operating and Financial Data	3Q’17 Page 22

Summary Development Activity
September 30, 2017

							Estimated Total Cost (in millions) (1)	Cost to Date (in millions) (1)	Estimated Stabilized NOI (In millions)
Project	Market	Square feet (in thousands)	% Leased	Start Date	Shell Completion Date	Estimated Cost per SF

In Process:
Domain 11	Austin	324	98%	2Q’17	4Q’18	$352	$114.2	$23.7	$11.1
Third + Shoal (1) (2)	Austin	345	67%	1Q’17	3Q’18	$449	$155.0	$66.1	$14.7

Recently Completed:
Domain 8 (50%) (1) (2)	Austin	291	100%	3Q’15	2Q’17	$290	$84.4	$75.6	$9.3

(1) Excludes basis adjustment of $4.7 million to date and $5.8 million estimated in total for Third + Shoal. Excludes basis adjustment of $4.3 million in total for Domain 8.
(2) We own 47.5% of Third + Shoal and 50.0% of Domain 8. The costs above represent 100%.

Google
Residential
Austin 360
Commercial
500 West 2nd Street
Residential
Northshore Austin
Lady Bird Lake
THIRD + SHOAL
Lodging
Austin Proper
Residential
Residential
The Independent Austin
facebook
Shoal Creek

Supplemental Operating and Financial Data	3Q’17 Page 23

Property Under Development
Domain 11
Austin, Texas
(Rendering)

Property Description

Domain 11 is a 16- story, Class A office building currently under development located within The Domain in Austin, Texas.  It offers 316,000 square feet of office space and 8,000 square feet of ground floor retail, along with dramatic views of the surrounding Domain community and Texas Hill Country.  Domain 11 was designed to achieve a minimum LEED Silver and Energy Star designations. The available office space is 100% pre-leased to HomeAway (a subsidiary of Expedia, Inc.), which represents 98% of the total rentable space.

Property Highlights

The Domain is the epitome of upscale “live, work, play,” spread across 300 acres in Northwest Austin.  The community currently includes 1.7 million square feet of office space that commands the highest Class A office rents in Austin outside the city’s CBD.  In addition to office space, The Domain offers 1.8 million square feet of retail, 775 hotel rooms, and up to 5,000 apartment units.

Property Facts

Submarket	The Domain
Floors	9 Floors Rentable Space/7 Floors Parking
Approximate Rentable SF	324,000
Estimated Operating Expenses per SF	$17.60
Estimated Shell Delivery Date	4Q’18
Estimated Project Cost at Completion	$114,200,000
Percentage Owned	100%
Percentage Leased	98.0%

Supplemental Operating and Financial Data	3Q’17 Page 24

Property Under Development
Third + Shoal
Austin, Texas
(Rendering)

Property Description
Third + Shoal is a 29-story, Class A office building currently under development located in the center of Austin’s “New Downtown” district. The building is being constructed of poured in place concrete along with a glass curtain wall system. The building is 67% leased to Facebook, Inc.
Property Highlights
Located in Austin’s “New Downtown” district surrounded by restaurants, entertainment, and residences, just steps away from outdoor amenities such as The Lance Armstrong Bikeway, Shoal Creek Trail, and Lady Bird Lake Hike and Bike Trail. The building will feature floor-to-ceiling glass windows, direct access balconies, and a 4,000 square foot common roof terrace overlooking Lady Bird Lake and the Austin Hill Country.

Submarket	Austin CBD
Floors	17 Floors Rentable Space/12 Floors Parking
Approximate Rentable SF	345,000
Estimated Operating Expenses per SF	$22.13
Estimated Shell Delivery Date	3Q’18
Estimated Project Cost at Completion (1)	$155,000,000
Percentage Owned	47.5%
Percentage Leased	67.0%

(1) Excludes $5.8 million basis adjustment.

Supplemental Operating and Financial Data	3Q’17 Page 25

Acquisition and Disposition Activities
For the Twelve Months Ended September 30, 2017

		Number of Properties	Square Feet (in thousands) (at 100%)	Transaction Date	Price (in thousands)
	Location
Acquisitions
Domain 2 & Domain 7 (1)	Austin, TX	2	337	1/4/2017	$91,351
Legacy District One	Plano, TX	1	319	6/23/2017	$123,300
		3	656

Dispositions
801 Thompson	Rockville, MD	1	51	10/27/2016	$4,900
Wanamaker Building (2)	Philadelphia, PA	1	1,390	1/17/2017	$114,300
Buena Vista Plaza	Burbank, CA	1	115	1/18/2017	$52,500
Three Parkway	Philadelphia, PA	1	561	3/1/2017	$95,000
Eisenhower I (3)	Tampa, FL	1	130	3/13/2017	$31,400
Third + Shoal development (4)	Austin, TX	N/A	N/A	3/31/2017	$14,955
1325 G Street and the Colorado Building (5)	Washington, D.C.	2	435	4/27/2017	$25,900
Louisville Portfolio	Louisville, KY	5	678	6/26/2017	$71,500
		12	3,360

(1) We acquired the remaining 50.16% interest in Domain 2 and Domain 7, increasing our ownership interest in these properties to 100%.
(2) We sold substantially all of our investment in the Wanamaker Building.
(3) The Company may be entitled to receive an additional $3.0 million subject to certain future events.
(4) We sold 50% of our 95% interest in Third + Shoal to an unrelated third party, which resulted in our remaining 47.5% interest in Third + Shoal being deconsolidated.
(5) 1325 G Street and the Colorado Building (two properties in which we held a 10% noncontrolling interest) were sold for a combined contract sales price of $259.0 million (at 100%).

Supplemental Operating and Financial Data	3Q’17 Page 26

Summary of Financing
September 30, 2017
(in thousands, except percentages and number of years)

			Principal	Weighted Average Effective Interest Rate	% of Total
Fixed Rate Debt
Secured mortgage debt			$191,694	5.35%	25%
Unsecured term loans (1)			525,000	3.31%	66%
Total fixed rate debt			716,694	3.85%	91%

Variable Rate Debt
Unsecured term loan (1)			50,000	2.62%	6%
Unsecured revolving credit facility (2)			23,000	2.67%	3%
Total variable rate debt			73,000	2.64%	9%
Total debt (3)			789,694	3.74%	100%
Unamortized debt issuance costs (4)			(7,308)
Total notes payable, net			$782,386

(1) The borrowing rate under $525.0 million of the unsecured term loans has been effectively fixed through the use of interest rate hedges. The remaining portion is variable rate.
(2) Additional borrowings of $242.8 million were available under the credit facility.
(3) We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate that results in an overall effective weighted average interest rate of 4.05%.

(4) Excludes $1.7 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

	Maturities
	Secured Mortgage Debt		Unsecured Revolving Credit Facility and Term Loans		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2017	$48,177	6.17%	$—	—	$48,177	6.17%	6%
2018	—	—	23,000	2.67%	23,000	2.67%	3%
2019	—	—	300,000	3.00%	300,000	3.00%	38%
2020	—	—	—	—	—	—	—
2021	77,517	5.72%	—	—	77,517	5.72%	10%
Thereafter	66,000	4.30%	275,000	3.52%	341,000	3.67%	43%
Total debt	$191,694		$598,000		789,694	3.74%
Unamortized debt issuance costs					(7,308)
Total notes payable, net					$782,386
Weighted average maturity in years	3.4		3.3		3.3

(1) Represents weighted average effective interest rate for debt maturing in this period.

	Maturities
	Consolidated Debt		Our share of unconsolidated debt		Total		Annual % Maturing
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)
2017	$48,177	6.17%	$—	—	$48,177	6.17%	6%
2018	23,000	2.67%	—	—	23,000	2.67%	3%
2019	300,000	3.00%	—	—	300,000	3.00%	36%
2020	—	—	43,572	3.02%	43,572	3.02%	5%
2021	77,517	5.72%	—	—	77,517	5.72%	9%
Thereafter	341,000	3.67%	—	—	341,000	3.67%	41%
Total debt	789,694		43,572		833,266	3.70%
Unamortized debt issuance costs	(7,308)		(397)		(7,705)
Total notes payable, net	$782,386		$43,175		$825,561
Weighted average maturity in years	3.3		2.8		3.3

(1) Represents weighted average effective interest rate for debt maturing in this period.

Hedging Details:
Type/Description	Notional Value	Index	Strike Rate	Effective Date	Maturity Date	Loan Designation
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6775%	31-Dec-14	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.6935%	30-Apr-15	31-Oct-19	Credit Facility
Interest rate swap - cash flow hedge	$125,000	one-month LIBOR	1.7615%	30-Jun-15	31-May-22	Credit Facility
Interest rate swap - cash flow hedge	$150,000	one-month LIBOR	1.7695%	30-Jun-15	31-May-22	Credit Facility

Supplemental Operating and Financial Data	3Q’17 Page 27

Principal Payments by Year
as of September 30, 2017
(in thousands, except percentages)

		Stated Interest Rate	Effective Interest Rate
	Maturity			Total	2017	2018	2019	2020	2021	Thereafter

Fifth Third Center	1-Jul-16	6.09%	6.17%	$48,177	$48,177	$—	$—	$—	$—	$—
Unsecured - Revolving Line of Credit	18-Dec-18	2.63%	2.67%	23,000	—	23,000	—	—	—	—
Unsecured - Term Loan	18-Dec-19	2.96%	3.00%	300,000	—	—	300,000	—	—	—
One BriarLake Plaza	1-Aug-21	5.65%	5.72%	77,517	341	1,501	1,589	1,670	72,416	—
Unsecured - Term Loan	30-Jun-22	3.47%	3.52%	275,000	—	—	—	—	—	275,000
Legacy District One	01-Jan-23	4.24%	4.30%	66,000	—	—	—	—	—	66,000
Total		3.69%	3.74%	789,694	48,518	24,501	301,589	1,670	72,416	341,000
Unamortized debt issuance costs (1)				(7,308)
Consolidated notes payable, net				782,386

Notes associated with investments in unconsolidated entities and excluded from the consolidated balance above (at ownership share):
Domain 8 (50%)	30-Jun-20	2.98%	3.02%	43,572	—	—	—	43,572	—	—
Unamortized debt issuance costs				(397)
Total unconsolidated notes payable, net				$43,175

Total notes payable		3.65%	3.70%	833,266	$48,518	$24,501	$301,589	$45,242	$72,416	$341,000

Total notes payable, net				$825,561

% of principal payments due by year				100%	6%	3%	36%	5%	9%	41%

(1)				Excludes $1.7 million of unamortized debt issuance costs associated with the revolving line of credit because those costs are presented as an asset on our consolidated balance sheet.

Supplemental Operating and Financial Data	3Q’17 Page 28

Definitions of Non-GAAP Financial Measures
We use non-GAAP financial measures in our public filings and other public disclosures. These non-GAAP financial measures are defined below.
Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to rental revenue, less property operating expenses, real estate taxes, and property management expenses.   Our management uses NOI internally as a performance measure and believes NOI is useful to investors as a performance measure because NOI reflects only those income and expense items that are incurred at the property level and is therefore a useful measure for evaluating a property’s performance. Using NOI on a comparative basis allows investors to evaluate property level performance to compare the operating performance of our properties in a given market with the operating performance of other real estate companies in the same market, and consequently allocate their own investment capital accordingly.
Further, we use NOI internally as a performance measure and believe NOI is useful to investors as a performance measure because, when compared year over year, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and general and administrative expenses on an un-leveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Certain items such as interest expense, while included in net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. In addition, it is useful to our management and investors that depreciation and amortization are excluded from NOI because historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, and, instead, real estate values have historically risen or fallen with market conditions.
NOI presented by us may not be comparable to NOI reported by other REITs that do not define NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements and notes thereto. NOI should not be considered as an alternative to net income as an indication of our performance, or to cash flows as a measure of liquidity or our ability to make distributions.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Supplemental Operating and Financial Data	3Q’17 Page 29

Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
EBITDA, a non-GAAP financial measure, is defined as net income (loss), plus interest expense, income tax expense, and depreciation and amortization expense, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries, and noncontrolling interests. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to service or incur debt.

We also evaluate Normalized EBITDA, which is EBITDA excluding certain revenues and operating expenses. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant EBITDA volatility. Further, we evaluate Normalized Estimated Full Period EBITDA, which is EBITDA excluding certain revenues and operating expenses and adjusted to show the pro forma impact of properties that were either acquired or disposed during the period. We believe it is useful to evaluate EBITDA excluding these items and as adjusted for property acquisitions and dispositions because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

Supplemental Operating and Financial Data	3Q’17 Page 30